Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 26, 2010, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in Navios Maritime Partners L.P.’s Annual Report on Form 20-F for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers S.A.
Athens, Greece
November 2, 2010